Exhibit 4.71

Dated 9th July 2013

NewLead Holdings (US) Corp
as Borrower (1)

Mojave Finance Inc
as Lender (2)

NewLead Holdings Ltd
as Third Party (3)

3nd AMENDMENT TO THE LOAN AGREEMENT DATED 10th APRIL 2012

THIS AMENDMENT is dated on 9th July 2013 and made **BETWEEN**:

(1) **NewLead Holdings (US) Corp.**, a company established under the laws of Delaware with its registered office at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 (the **Borrower**);

(2) **Mojave Finance Inc** a company established under the laws of Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the **Lender**);

(3) **NewLead Holdings Ltd**, a company established under the laws of Bermuda with its registered office at Canon's Court, 22 Victoria Street, Hamilton Bermuda (as **Third Party**);

WHEREAS:

The Lender has agreed to advance a loan of US$3,000,000 to the Borrower for a there (3) months period, according to the terms and conditions of a Loan Agreement dated 10th April 2012, signed among the Borrower, the Lender and NewLead Holdings Ltd as third party (the **Loan Agreement**).

The Parties have agreed to extend the repayment of the Loan for twelve (12) months according to the terms and conditions of the Amendments of the Loan Agreement dated 9th June 2012 and 9th January 2013.

NOW IT IS AGREED between the Parties that the repayment of the Loan is extended for three (3) more months.

As a result of this extension of the repayment of the Loan, the Parties hereby agree the following amendments to the Loan Agreement:

1. **"1. Definitions and interpretation**

   1.1 Definitions

   ...

   Final Payment Date means the lapse of eighteen months from the Utilisation Date or, if such anniversary is not a Business Day, the immediately preceding Business Day;

   ...

   LIBOR means the applicable Screen Rate for the 3-months LIBOR (for the period from Utilization Date until 10th July 2012), for the 6-months LIBOR (for the period from 11th July 2012 until 10th January 2013), for the 6-months LIBOR (for the period from 10th January 2013 until 10th July 2013) and for the 3-months LIBOR (for the period from 10th July 2013 until Final Payment Date) as of 11.00 a.m. (London time) on the Quotation Day for the offering of deposits in USD and for a period comparable to 3 or 6 months accordingly and if no Screen Rate is available for a relevant period, the rate available for the Lender for borrowing money in the same currency of the Loan from a bank institution of the Lender's choice;

   ..."

2. **"5. Loan**

   5.1 Repayment of Loan

   The Borrower shall repay the Loan at the lapse of eighteen months after Utilization Date."

3. **"6 Interest**

   6.1 Calculation of interest

   According to the Loan Agreement dated 10th April 2012, the rate of interest in respect of the Loan was based on fix interest rate 3months LIBOR plus the Margin per Annum.

   According to the Amendment of the Loan Agreement dated 9th June 2012, the rate of interest for the period from 11th July 2012 until 10th January 2013 was based on fix interest rate 6months LIBOR plus the Margin per annum.

According to the Amendment of the Loan Agreement dated 9th January 2013, the rate of interest for the period from 10th January 2013 until 10th July 2013 was based on fix interest rate 6months LIBOR plus the Margin per annum.

For the period from 10th July 2013 until the Final Payment Date the rate of interest in respect of the Loan will be based on fix interest rate 3months LIBOR plus the Margin per annum.

..."

4. "7.2 Amendment costs

[...]

(c) An amount of US$ 300,000 will be paid by the Borrower to the Lender on the Final Repayment Date. The above mentioned amount includes the amount corresponding to interest of the Loan payable until the Final Repayment Date , in accordance with clause 6 of the Loan Agreement and a fee for the 2nd and 3rd amendment of the Loan Agreement."

For the rest, the business relationship between the Parties is governed by the Loan Agreement dated 10th April 2012, as it is amended by the Amendments of the Loan Agreement dated 9th July 2012, 9th January 2013 and now and as it may be from to time supplemented, varied or amended as well as the Security Documents as defined in the Loan Agreement and as amended from time to time.

This Amendment Agreement has been entered into on the date stated at the beginning of this agreement.

SIGNATURE PAGE – AMENDMENT TO THE LOAN AGREEMENT

Borrower

SIGNED)
for and on behalf of)
NewLead Holdings (US) Corp)

Michael Zolotas

Lender

SIGNED)
for and on behalf of)
Mojave Finance Inc)

MOJAVE FINANCE INC.

FOTIOS KARATZENIS.

Third Party

SIGNED)
for and on behalf of)
NewLead Holdings Ltd)

Michael Zolotas